Mimvi Acquires Mobile/Video/Internet Advertising Company with Significant Customer Base and Revenues, Adaptive Media

Veteran Digital Media Executive, Qayed Shareef, to head newly-combined company as its CEO

Mimvi Founder, Kasian Franks, and CEO, Michael Poutre, step down from management team and Board of Directors

SUNNYVALE, Calif., July 2, 2013 /PRNewswire/ -- Mimvi, Inc. (OTCQB: MIMV), a leading search and recommendation technology company, today announced the acquisition of Adaptive Media, Inc. Mimvi also announced the appointment of Adaptive Media’s Founder and CEO, Qayed Shareef, as the Company’s new CEO, as well as the resignation of Mimvi Founder & CVO, Kasian Franks, and CEO, Michael Poutre, from its management team and Board of Directors. Mr. Shareef will join Mimvi’s CFO, Kevin Conner, on the Board.

Based in Mission Viejo, California, Adaptive Media is an audience and content monetization company working with website owners, app developers and video content publishers to better optimize the serving of content and ads together. The company serves as the foundation for content developers looking to engage brand advertisers through integrated, engaging and impactful ads across its content on multiple devices. According to Mr. Shareef, Adaptive Media’s monthly reach across its clients’ sites is in the tens of millions of unique users. The Company’s financial details are still subject to an audit.

“The combination of Mimvi’s recommendation technology plus Adaptive’s multi-channel, audience-side platform creates a distinctive technology company that addresses the evolving needs of app and content developers in a complicated ad-tech ecosystem,” said Shareef. “Adaptive Media’s revenues are growing quickly and we are very well positioned to be a major player in the booming mobile, video and display advertising space as a supply side platform and services provider. This deal now gives us a world-class optimization and recommendation technology stack through Mimvi, along with access to the public markets for growth capital, future acquisitions and value-creation for Mimvi shareholders.”

Mr. Shareef brings over 12 years of online technology and operations experience to Mimvi.  Prior to launching Adaptive Media, he held management positions at Traffic Marketplace, Premier Group, CheetahMail, LowerMyBills.com (acquired by Experian), and Drapers.com.  He has also served as a strategic advisor to several start-ups in the mobile and online space, helping with successful launches, pivots and exits.

Outgoing CEO Michael Poutre commented, “This is a phenomenal opportunity for Mimvi and its shareholders. I’ve enjoyed my role as CEO and I’m very pleased to turn the Company over to a leader with serious media-tech industry chops.

“My goal all along was to put Mimvi in a position where it could take advantage of opportunities like this, and to bring in solid technology executives, like Qayed, to take the Company to the next level. Speaking as a shareholder, I’m confident we are in excellent hands with Mimvi’s new leadership, and I look forward to seeing us grow as a unified digital content monetization company. This should translate into the success our shareholders have been waiting for.”

Mr. Shareef intends to host a shareholder conference call later in July in which he will provide additional details on the merger and general business updates.

ABOUT ADAPTIVE MEDIA INC.

Based in Mission Viejo, California, Adaptive Media is an audience and content monetization company working with website owners, app developers and video content publishers to better optimize the serving of content and ads together. The company serves as the foundation for content developers looking to engage brand advertisers through integrated, engaging and impactful ads across its content on multiple devices. Adaptive Media’s multi-channel ad delivery and content platform delivers relevant and timely-placed advertising that meets the needs of its publishers’ audiences without interrupting their users’ experiences.

For more information, please visit: www.adaptivem.com

Safe Harbor Statement:
This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. MIMVI has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Mimvi's current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Mimvi's actual results, performance or achievements to differ materially from those expressed in or implied by such statements. MIMVI undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

Investor Contact:
Gerald Kieft
The WSR Group
(772) 219-7525 (tel.)
IR@theWSRgroup.com
www.wallstreetresources.net/mimvi.asp